Sharon D. Mitchell, Attorney at Law
57492 Onaga Trail · Yucca Valley, California 92284
1410 Washington Drive · Stafford, Virginia 22554
(248) 515-6035 (Telephone) · (248) 751-6030 (Facsimile)
sharondmac@att.net

Admitted in Michigan

CONFIDENTIAL & PRIVATE

March 7, 2011

Mr. Christopher Martinez
President
Agent155 Media Corp
28 Perry Street, Unit 3
New York, New York 10008

Mr. Max Weissengruber
President & CEO
Freshwater Technologies, Inc.
30 Denver Crescent, Suite 200
Toronto, Ontario M2J 1G8
Canada

Re: Proposal for the Exchange of Shares and Purchase of Agent155 Media Corp ("Agent155"), and Freshwater Technologies, Inc. ("FWTC")

Gentlemen:

This Letter of Intent ("LOI") contains the basic terms upon which the Exchange of Shares and Purchase of Agent155 shall be based.

Purchase of Agent155 Media Corp: Agent155 Media Corp will be acquired by Freshwater Technologies, Inc. in a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code.

FWTC Capitalization: On the date of closing of the Purchase, FWTC will have no more than 231,655,396 shares of common stock outstanding, on a fully-diluted basis.

Purchase Consideration: Simultaneously with the closing of the Purchase, FWTC shareholders will approve the following:

1. A share cut-back of 1,000 to 1.

2. Approval of change of name to Agent155 Media Corp.
3. Issuance of 100,000,000 restricted shares of FWTC to Christopher Martinez for the assets and business Agent155 Media Corp.
4. Approval of the filing of an S-8 for shares to be used for consultants.
5. Approval of the sale of FWTC water business assets, business and name Freshwater Technologies to Max Weissengruber & Brian Robertson for $90,000 which will be applied against the monies owing to MW & BR.
6. Approval of consulting contracts with Max Weissengruber, Brian Robertson, Claudio Sgarbi and Michael Borrelli for shares under the S-8.
7. Approval of the issuance of certain restricted shares to 6 individuals.

Debt: Agent155 Media Corp will take responsibility for the debt of FWTC as follows:

1. The convertible debt and interest owing will be negotiated with the creditor by Agent 155.
2. Accounts payable of approx. $90,000 will be paid by Agent155 within 30 days of closing.
3. Amounts owing to Directors of approx. $100,000(after deducting the water asset purchase) will be settled with the payment of $100,000.

Shareholder Rights: Prior to the closing of the purchase of Agent155 by FWTC, all FWTC shares shall be subject to a 1000 to 1 split.

Shareholder Exchange: Shares will be issued by the merged company to FWTC shareholders as agreed upon, and named in the Purchase Agreement.

Officers and Directors: The President, Max Weissengruber and Chief Financial Officer, D. Brian Robertson and Secretary, Douglas Robertson of FWTC will resign from their respective positions and as Directors at Freshwater Technologies, Inc. and Christopher Martinez, President of Agent155 Media Corp will take over as President, CEO and Director.

Board Representation: The only member of the Board of Directors following the purchase will be Christopher Martinez; other members have not yet been determined, but will be elected.

Financial Statements: An exchange of financial statements as at March 31, 2011 will take place within 30 days of the completion of the Purchase to be filed as an exhibit.

Due Diligence Termination: The completion of each of the transactions contemplated by this Agreement are subject to continued due diligence by the parties to this Agreement.

Expenses: Agent155 Media Corp shall be responsible for all legal fees incurred during the purchase and transition to Agent155 Media Corp.

Confidentiality: FWTC and Agent155, and any person acting on its behalf, shall keep this Letter of Intent, related correspondence, and any material provided to the other in connection with the proposed Purchase in strict confidence, and, except as may otherwise be required by law, shall not issue any public statement or press release concerning this transaction without mutual written

approval of the substance and form of any such statement or release.

This Letter of Intent should provide a basis on which to formulate a final Agreement. A final binding commitment shall be made pursuant to the execution of the definitive documents, mutually acceptable to Freshwater Technologies, Inc. and Agent155 Media Corp.

The undersigned officer of Agent155 Media Corp hereby acknowledges the intent and terms of this Letter of Intent are acceptable as a basis for finalizing the definitive terms of the Purchase by and between Freshwater Technologies, Inc. and Agent155 Media Corp. Agent155 agrees to be legally bound by those particular terms under the headings; "Due Diligence," "Termination," and "Confidentiality."

Agent155 Media Corp

By: ______________________
Name: Christopher Martinez
Title: President

The undersigned officer of Freshwater Technologies, Inc. hereby acknowledges the intent and terms of this Letter of Intent are acceptable as a basis for finalizing the definitive terms of the Purchase by and between Freshwater Technologies, Inc. and Agent155 Media Corp. Freshwater Technologies, Inc. agrees to be legally bound by those particular terms under the headings; "Due Diligence," "Termination," and "Confidentiality."

Freshwater Technologies, Inc.

By: Max Weissengruber
Name: Max Weissengruber
Title: President

Please sign where indicated, and return to me via fax or email. Should you have any questions, or need further information, please feel free to contact me.

With best regards,

Sharon D. Mitchell

Sharon D. Mitchell